                                                                     EXHIBIT 3.1
                                                                  EXECUTION COPY
                             UNDERWRITING AGREEMENT

December 15, 2004
Western Silver Corporation
Suite 1550 - 1185 W. Georgia Street
Vancouver, B.C.
V6E 4E6

Attention: F. Dale Corman
           Chief Executive Officer

      Orion Securities Inc. ("ORION"), CIBC World Markets Inc. (together with Orion, the "LEAD UNDERWRITERS") and Kingsdale Capital Markets Inc. (collectively, the "UNDERWRITERS" and, individually, an "UNDERWRITER"), understand that Western Silver Corporation (the "CORPORATION") proposes to issue and sell to the Underwriters 5,500,000 common shares ("COMMON SHARES") in the capital of the Corporation (together with any Additional Shares (as defined below) the "UNDERWRITTEN SHARES"). We further understand that the Corporation has prepared and filed a preliminary short form prospectus, a registration statement and all necessary documents relating thereto and will take all additional necessary steps to qualify or register the Underwritten Shares for distribution in each of the Qualifying Provinces (as defined below) and in the United States, as applicable.

      Based on the foregoing, and subject to the terms and conditions contained in this Agreement, the Underwriters severally agree to purchase from the Corporation in the respective percentages set forth in Paragraph 12 hereof, and by its acceptance hereof, the Corporation accepts such offer and agrees to sell to the Underwriters, the Underwritten Shares on the Closing Date and on each Over-Allotment Closing Date (as defined below) at a price of $10.25 per share being an aggregate purchase price of $56,375,000 (the "PURCHASE PRICE").

      The Underwriters shall have an option (the "OPTION"), which Option may be exercised in the Underwriters' sole discretion and without obligation, to purchase, in the respective percentages set forth in Paragraph 12 hereof, up to an additional 825,000 Common Shares of the Corporation ("ADDITIONAL SHARES") which, if subscribed for hereunder, shall be deemed to form part of the Underwritten Shares for the purposes hereof. The Option may be exercised in whole or in part and from time to time by notice in writing to that effect given not later than two business days prior to the proposed date of purchase and sale of Additional Shares by the Lead Underwriters to the Corporation setting out the number of Additional Shares to be purchased by the Underwriters. Upon the furnishing of any notice exercising the Option, the Underwriters shall be committed to purchase and the Corporation shall be committed to issue and sell in accordance with and subject to the provisions hereof the number of Additional Shares indicated in such notice. In the event that the Option is exercised, one or more separate closings (individually, an "OVER-ALLOTMENT CLOSING", and the date of each such closing, an "OVER-


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                                      -2-

ALLOTMENT CLOSING DATE") shall be held, and all of the terms and conditions relating to closing of the purchase and sale of Underwritten Shares shall apply to each Over-Allotment Closing.

      In consideration of the Underwriters' agreement to purchase the Underwritten Shares and in consideration of the services to be rendered by the Underwriters in connection with the distribution of the Underwritten Shares in each of the Qualifying Provinces and the United States, the Corporation will pay to the Underwriters a fee of $0.5125 per Underwritten Share for an aggregate of $2,818,750 (or $3,241,562.50 assuming exercise of the Option in full) (the "UNDERWRITING FEE"). Such fee shall be due and payable at the Closing Time (as defined below) against payment by the Underwriters for the Underwritten Shares.

      All actions to be undertaken by an Underwriter in connection with the offering or sale of the Underwritten Shares in the United States, shall be undertaken through its U.S. Dealer.

                                   DEFINITIONS

In this Agreement:

"1933 ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

"1934 ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

"AFFILIATE", "DISTRIBUTION", "MATERIAL CHANGE", "MATERIAL FACT", "MISREPRESENTATION", and "SUBSIDIARY" when used in connection with the Canadian Preliminary Prospectus, Canadian Final Prospectus or any Prospectus Amendment thereto shall have the respective meanings given to them under the Canadian Securities Laws, when used in connection with the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Final Prospectus or any Prospectus Amendment thereto shall have the respective meaning (to the extent applicable) under the U.S. Securities Laws including judicial and administrative interpretations thereof, and in all other contexts shall have the respective meanings given to them under Canadian Securities Laws;

"AGREEMENT" means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriters by this letter;

"APPLICABLE SECURITIES LAWS" means the Canadian Securities Laws and the U.S. Securities Laws;

"BUSINESS DAY" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in Vancouver, Toronto or New York City and a day on which the office of the SEC in Washington D.C. is open for business;

"CANADIAN PRELIMINARY PROSPECTUS" and "CANADIAN FINAL PROSPECTUS" mean the Canadian preliminary short form prospectus and Canadian (final) short form prospectus, respectively, including, in each case, all Documents Incorporated by Reference, prepared by the Corporation in accordance with National Instrument 44-101 and relating to the distribution of the


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                                      -3-


Underwritten Shares and prepared and filed with the Canadian Securities Regulators in accordance with Canadian Securities Laws;

"CANADIAN SECURITIES LAWS" means all applicable securities laws in each of the Qualifying Provinces and the respective regulations and rules under such laws together with applicable published policy statements of the Canadian Securities Regulators in the Qualifying Provinces and includes the bylaws and requirements of the TSX;

"CANADIAN SECURITIES REGULATORS" means the applicable securities commission or regulatory authority in each of the Qualifying Provinces;

"CANADIAN TRANSFER AGENT" means Computershare Trust Company of Canada, at its office in the City of Vancouver;

"CLAIM" has the meaning given to it in Subparagraph 10(a);

"CLOSING" means the completion of the sale by the Corporation and the purchase by the Underwriters of the Underwritten Shares pursuant to the terms and conditions of this Agreement;

"CLOSING DATE" means December 23, 2004, or such other date as the Corporation and the Underwriters may agree upon in writing or as may be changed in accordance with Subparagraph 4(c) of this Agreement;

"CLOSING TIME" means 8:30 am (Toronto time) on the Closing Date or an Over-Allotment Closing Date, as applicable;

"CORPORATION" means Western Silver Corporation;

"COMMON SHARES" means common shares without par value in the capital of the Corporation;

"DOCUMENTS INCORPORATED BY REFERENCE" means collectively:

      (a) initial Annual Information Form dated November 9, 2004 as revised (the "AIF"), including the management's discussion and analysis of financial condition and results of operations for the financial years ended September 30, 2003 and 2002 incorporated therein but excluding the agreements listed under the heading "Material Contracts" and the Exhibits 2.1 through 32.1 of the Form 20-F which forms part of the AIF;

      (b) the audited consolidated balance sheets of the Corporation for the years ended September 30, 2003 and 2002, and the consolidated statements of loss and deficit and cash flows for the years ended September 30, 2003, 2002 and 2001 together with the notes thereto and the auditors' report thereon as contained in pages 23 to 40 of the Corporation's Annual Report for the year ended September 30, 2003;

      (c) comparative consolidated unaudited interim financial statements of Western Silver for the nine month periods ended June 30, 2004 and 2003, together with the notes thereto;
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                                      -4-


      (d) Management's Discussion & Analysis of financial condition and results of operations for the nine month periods ended June 30, 2004 and 2003;

      (e) Management Information Circular dated January 26, 2004 prepared in connection with the Corporation's annual meeting of shareholders held March 4, 2004 (excluding the Report on Executive Compensation and the Performance Graph under the heading "Executive Compensation" and excluding the Statement of Corporate Governance practices attached to the Information Circular);

      (f) Material Change Report dated November 21, 2003 relating to the entering into of an underwriting agreement with Kingsdale Capital Markets Inc., Kingsdale Capital Partners Inc. and Orion Securities Inc. in connection with a private placement of common shares;

      (g) Material Change Report dated December 16, 2003 relating to the closing of the private placement of common shares for gross proceeds of $12,360,000;

      (h) Material Change Report dated April 13, 2004 relating to the completion by M3 Engineering & Technology Corp. of a pre-feasibility study on the Chile Colorado zone of the Corporation's Penasquito Project in Zacatecas State, Mexico;

      (i) Material Change Report dated October 4, 2004 relating to the completion of an independent resource estimate by Marlow Mining Engineering Services for the Penasco deposit at the Penasquito Project in Zacatecas State, Mexico; and

      (j) Material Change Report dated November 29, 2004, relating to the announcement of the Offering.

"EFFECTIVE DATE" means any date as of which the Registration Statement or any amendment thereto is declared effective under the 1933 Act;

"ENVIRONMENTAL LAWS" has the meaning given to it in Subparagraph 7(cc);

"FINAL PROSPECTUSES" means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;

"FINANCIAL INFORMATION" means the Corporation's financial statements included in the Documents Incorporated by Reference or otherwise included in the Preliminary Prospectuses and the Final Prospectuses, together with any auditors' report thereon and the notes thereto;

"FORM F-10" has the meaning given to it in Subparagraph 1(d);

"INDEMNIFIED PARTY" has the meaning given to it in Subparagraph 10(b);

"INDEMNIFIER" has the meaning given to it in Subparagraph 11(a);

"MATERIAL CONTRACTS" means the Contract of Assignment of Rights dated October 29, 1999 and made between Minera Kennecott S.A. de C.V. ("KENNECOTT"") and Minera, and the Contract of Assignment of Rights dated November 19, 1996 made between Minera Catasillas, S.A. d C.V. and Kennecott, as assigned by Minera Catasillas, S.A. d C.V. to Grupo Industrial de Coahuila S.A. de C.V.;


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                                      -5-

"MATERIAL SUBSIDIARIES" means Western Copper International Ltd., WCI (Penasquito) Limited (collectively the "BVI SUBSIDIARIES") and Minera Penasquito S.A. de C.V. ("MINERA");

"MRRS" means the Mutual Reliance Review System procedures provided for under National Instrument 43-201;

"NASD" means the National Association of Securities Dealers, Inc.;

"NATIONAL INSTRUMENT 44-101" means National Instrument 44-101 adopted by the Canadian Securities Regulators;

"NATIONAL INSTRUMENT 43-201" means National Instrument 43-201 adopted by the Canadian Securities Regulators;

"NOTICE" has the meaning given to it in Paragraph 21 of this Agreement;

"OPTION" has the meaning given to it above;

"PENASQUITO PROJECT" means the 100% beneficial interest held indirectly by the Corporation in the mineral rights on 14 concessions in the State of Zacatecas, Mexico subject to a 2% net smelter royalty payable to Kennecott Canada Explorations Inc. on certain of the concessions and a 3% net smelter royalty payable to Grupo Industrial de Coahuila S.A. de C.V. on certain of the other concessions, as more particularly described in the Preliminary Prospectuses;

"PRELIMINARY PROSPECTUSES" means, collectively, the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus;

"PROSPECTUS AMENDMENT" means any amendment or supplement to any of the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement;

"PURCHASE PRICE" has the meaning given to it above;

"QUALIFYING PROVINCES" means all of the provinces of Canada;

"REGISTRATION STATEMENT" means the registration statement on Form F-10 (File No. 333-120799) referred to in Subparagraph 1(d) of this Agreement, including the U.S. Preliminary Prospectus and the U.S. Final Prospectus, as the case may be, and the exhibits thereto and the Documents Incorporated by Reference therein, as amended at the Effective Date;

"SEC" means the United States Securities and Exchange Commission;

"STOCK EXCHANGES" means the TSX  and the American Stock Exchange;

"SUBSIDIARY" OR "SUBSIDIARIES" has the meaning ascribed thereto in the Business Corporations Act (British Columbia);

"TSX" means the Toronto Stock Exchange;

"UNDERWRITER" and "UNDERWRITERS" have the meaning given to such terms above;


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                                      -6-

"UNDERWRITING FEE" has the meaning given to it above;

"UNDERWRITTEN SHARES" has the meaning given to it above;

"U.S. DEALERS" means Orion Securities (U.S.A.) Inc. and CIBC World Markets Corp., the U.S. broker-dealer affiliates of the Lead Underwriters, registered as such with the SEC under Paragraph 15 of the 1934 Act, and who are members of the NASD;

"U.S. PRELIMINARY PROSPECTUS" means the Canadian Preliminary Prospectus (including the Documents Incorporated by Reference therein), including any Prospectus Amendment, with such deletions therefrom and additions thereto as permitted or required by Form F-10, prepared by the Corporation and relating to the offering of Underwritten Shares in the United States and included in the Registration Statement before the Effective Date;

"U.S. FINAL PROSPECTUS" means the Canadian Final Prospectus (including the Documents Incorporated by Reference therein), with such deletions therefrom and additions thereto as permitted or required by Form F-10, prepared by the Corporation and relating to the offering of Underwritten Shares in the United States and included in the Registration Statement at the time it became effective pursuant to Rule 467(a) of the 1933 Act.;

"U.S. SECURITIES LAWS" means all applicable securities legislation in the United States, including, without limitation, the 1933 Act and the 1934 Act, including judicial and administrative interpretations thereof; and

"U.S. TRANSFER AGENT" means Computershare Investor Services Inc. at its offices in the City of Golden, Colorado.

      Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to "Paragraphs", "Subparagraphs" and "clauses" are to the appropriate paragraph, subparagraph or clause of this Agreement.

      All references to dollars or "$" are Canadian dollars unless otherwise expressed.

                              TERMS AND CONDITIONS

1.    COMPLIANCE WITH SECURITIES LAWS - FILING OF PROSPECTUSES

      The Corporation represents and warrants to, and covenants and agrees with, the Underwriters that:

      (a) the Corporation has filed the Canadian Preliminary Prospectus in each of the Qualifying Provinces pursuant to National Policy 43-201 and has obtained an MRRS decision document evidencing receipts by each of the Canadian Securities Regulators for the Canadian Preliminary Prospectus;


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                                      -7-

      (b) the Corporation shall fulfil or cause to be fulfilled to the reasonable satisfaction of the Underwriter's counsel all relevant provisions of Canadian Securities Laws that are required to be fulfilled by the Corporation to permit the distribution of the Underwritten Shares in each of the Qualifying Provinces, by or through an Underwriter who complies with the relevant provisions of Canadian Securities Laws;

     (c) the Corporation shall, as soon as possible, fulfill all legal requirements to enable the distribution of the Underwritten Shares and in any event shall file the Canadian Final Prospectus in each of the Qualifying Provinces and use its best efforts to obtain an MRRS decision document evidencing receipt of the Canadian Final Prospectus by each of the Canadian Securities Regulators on or prior to 4:30 pm (Toronto time) on December 15, 2004; and

      (d) the Corporation: (i) has prepared and filed, pursuant to the multi-jurisdictional disclosure system with the SEC, the Registration Statement including the U.S. Preliminary Prospectus and a written irrevocable consent and power of attorney of the Corporation on Form F-X (the "FORM F-X"); and (ii) as soon as practicable after the filing of the Canadian Final Prospectus with the Canadian Securities Regulators and, in any event, on the date on which the Canadian Final Prospectus is filed with the Canadian Securities Regulators, will file an amendment to such Registration Statement including the U.S. Final Prospectus and shall have fulfilled and complied with, to the reasonable satisfaction of the Underwriters, the U.S. Securities Laws required to be fulfilled or complied with by the Corporation to enable the Underwritten Shares to be lawfully distributed to the public in the United States.

2.    DUE DILIGENCE

      Prior to the filing of the Final Prospectuses, the Corporation shall permit the Underwriters and their counsel to review and provide comments on drafts of each of the Final Prospectuses and shall allow the Underwriters to conduct any due diligence investigations which they reasonably require in order to fulfill their obligations as an underwriter under the Applicable Securities Laws and in order to enable the Underwriters to responsibly execute the certificate in the Canadian Final Prospectus required to be executed by them.

3.    (a)   DELIVERIES ON FILING OF FINAL PROSPECTUSES

            No later than the time of filing of the Final Prospectuses with the Canadian Securities Regulators and with the SEC, unless otherwise indicated below, the Corporation shall deliver to the Underwriters:


            (i) a copy of the Final Prospectuses, in the English language, signed, filed and certified as required by the Applicable Securities Laws;

            (ii) a copy of the Canadian Final Prospectus in the French language, signed, filed and certified as required by Applicable Securities Laws;


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                                      -8-

            (iii) a copy of each other document filed by the Corporation at or prior to the time of filing the Canadian Final Prospectus in compliance with Applicable Securities Laws in connection with the distribution of the Underwritten Shares;

            (iv) a "long-form" comfort letter of PricewaterhouseCoopers LLP, dated as of the date of the Final Prospectuses (with the requisite procedures to be completed by PricewaterhouseCoopers LLP within two Business Days of the date of the Canadian Final Prospectus), addressed to the Underwriters and the board of directors of the Corporation, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to certain financial and accounting information relating to the Corporation in the Final Prospectuses, including all Documents Incorporated by Reference, which letter shall be in addition to the auditors' report incorporated by reference into the Final Prospectuses;

            (v) legal opinions dated the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, the Corporation and counsel to the Underwriters from Quebec counsel to the Corporation to the effect that the French language version of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, except for the Financial Information as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and accurate translation of the English language version thereof, and that the English and French language versions are not susceptible to any materially different interpretation with respect to any material matter contained therein; and

            (vi) an opinion of PricewaterhouseCoopers LLP, dated as of the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Corporation and counsel to the Underwriters to the effect that the French language version of the Financial Information included in the Canadian Preliminary Prospectus and the Canadian Final Prospectus is, in all material respects, a complete and accurate translation of the English language version thereof, and that the English and French language versions are not susceptible to any materially different interpretation with respect to any material matter contained therein.

      (b)   REGISTRATION STATEMENT

            The Corporation shall furnish promptly to the Underwriters and to counsel for the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and a copy of each amendment thereto (in each case together with all exhibits filed therewith) related to or covering the Underwritten Shares, and a copy of each U.S. Preliminary Prospectus and U.S. Final Prospectus filed with the SEC.


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                                      -9-

      (c)   PROSPECTUS AMENDMENTS

            In the event that the Corporation is required by Applicable Securities Laws to prepare and file a Prospectus Amendment, the Corporation shall prepare and deliver promptly to the Underwriters signed and certified copies of such Prospectus Amendment along with all Documents Incorporated by Reference that have not been previously delivered. Any Prospectus Amendments shall be in form and substance satisfactory to the Underwriters acting reasonably. Concurrently with the delivery of any Prospectus Amendment, the Corporation shall deliver to the Underwriters with respect to such Prospectus Amendment, documents similar to those referred to in Subparagraphs 3(a)(ii), (iii), (iv), (v) and (vi).

      (d)   COMMERCIAL COPIES

            The Corporation has caused commercial copies of the Preliminary Prospectuses and shall cause commercial copies of the Final Prospectuses to be delivered, without charge, to the Underwriters in such cities in North America and in such quantities as the Underwriters may reasonably request by oral instructions to the Corporation or the printer of such documents. Such delivery of the Final Prospectuses shall be effected as soon as possible after receipts are issued by the Canadian Securities Regulators for the Canadian Final Prospectus but, in any event, on or before 10:00 a.m. (Toronto time) on December 16, 2004. Such deliveries shall constitute the consent of the Corporation to the Underwriters' use of the Preliminary Prospectuses and Final Prospectuses in connection with the distribution of the Underwritten Shares in the Qualifying Provinces and in the United States in compliance with the provisions of this Agreement and Applicable Securities Laws.

      (e)   QUALIFICATION OF SECURITIES

            The Corporation will promptly from time to time take such action as the Underwriters may reasonably request to qualify the Underwritten Shares for offering and sale under the Applicable Securities Laws or "Blue Sky laws" of such United States or Canadian jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of the Underwritten Shares until 30 days after the date hereof; provided that in connection therewith, the Corporation shall not be required to amend its memorandum or articles or to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.


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                                      -10-

      (f)   DISTRIBUTION OF SHARES

            Each Underwriter represents and warrants to, and covenants and agrees with the Corporation, that it shall (and each Underwriter severally agrees to require any selling firm to agree with such Underwriter, for the benefit of the Corporation, to):

            (i) offer the Underwritten Shares for sale to the public only as permitted by applicable law, including Applicable Securities Laws, and at a price not exceeding $10.25 per Underwritten Share and cause the U.S. Dealers to conduct all offers and sales of the Underwritten Shares in the United States in compliance with all applicable U.S. Securities Laws, including, without limitation, applicable "Blue Sky laws";

            (ii) not solicit offers to purchase Underwritten Shares from, or sell Underwritten Shares to, any person resident in any jurisdiction other than the Qualifying Provinces or the United States, except in a manner which is exempt from registration and prospectus requirements under applicable securities laws and which does not require the Corporation to register any of its securities or comply with ongoing filing or disclosure requirements or other similar requirements and further provided that in connection therewith, the Corporation shall not be required to amend its memorandum or articles or to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

            (iii) not make use of any "green sheet" or information memorandum in respect of the Corporation or the distribution of the Underwritten Shares in the United States and not make use of any such "green sheet" or information memorandum in Canada that has not first been approved by the Corporation;

            (iv) offer and sell the Underwritten Shares in the United States only through the U.S. Dealers.

      (g)   REGISTRATION IN U.S.

            The Lead Underwriters severally represent and warrant in respect of their respective affiliates that are identified as the U.S. Dealers herein, that such affiliates are duly registered as broker dealer affiliates of the Lead Underwriters with the SEC under Paragraph 15 of the 1934 Act and are members of NASD.

      (h)   NOTICE OF COMPLETION OF DISTRIBUTION

            After the Closing Time, the Underwriters shall:

            (i) use their best efforts to complete the distribution of the Underwritten Shares as promptly as possible; and


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                                      -11-

            (ii) give prompt written notice to the Corporation when, in the opinion of the Lead Underwriters, the Underwriters have completed distribution of the Underwritten Shares, including a breakdown of the gross proceeds realized therefrom in each of the Qualifying Provinces, in the United States and in any other applicable jurisdiction.

4.    MATERIAL CHANGES DURING DISTRIBUTION

      (a)   CORPORATION MATERIAL CHANGE

            During the period from the date of this Agreement to the completion of distribution of the Underwritten Shares, the Corporation shall promptly notify the Lead Underwriters in writing of:

            (i) any change (actual, anticipated, or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its Subsidiaries that would be material to the Corporation and its Subsidiaries that is not otherwise referred to in the Final Prospectuses;

            (ii) any material fact which has arisen or been discovered that would have been required to have been stated in the Final Prospectuses or the Registration Statement had such fact arisen or been discovered on, or prior to, the date of such document; and

            (iii) any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Final Prospectuses or the Registration Statement, including all Documents Incorporated by Reference, which fact or change is, or may be, of such a nature as: (A) to render any statement in the Final Prospectuses or the Registration Statement misleading or untrue or which would result in a misrepresentation in the Final Prospectuses or the Registration Statement; (B) which would result in the Final Prospectuses or the Registration Statement not complying (to the extent that such compliance is required) with Applicable Securities Laws; (C) would reasonably be expected to have a significant effect on the market price or value of the Underwritten Shares; or (D) would be material to a prospective purchaser of the Underwritten Shares.

            The Corporation will in good faith discuss with the Lead Underwriters any event described in clauses (i), (ii) or (iii) above that occurs or is discovered during the period from the date of this Agreement to the completion of distribution of the Underwritten Shares which is of such a nature that there may be reasonable doubt as to whether notice need be given to the Lead Underwriters pursuant to this Subparagraph 4(a). If at any time during the period from the date of this Agreement to the completion of distribution of the Underwritten Shares, any event described in clauses (i), (ii) or
            (iii) above occurs or any condition exists as a result of which it is necessary, in the reasonable opinion of counsel for the Corporation or the Underwriters, to amend the Registration Statement or amend or supplement the Final Prospectuses, as the case may be, in order that the Final Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectuses, as the case may be, in order to comply with the requirements under Applicable Securities Laws or other applicable laws, the Corporation will promptly prepare and file such Prospectus Amendment as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectuses, as the case may be, comply with such laws, and the Corporation will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriter may reasonably request.

            The Corporation shall not file any Prospectus Amendment or other document, however, without first obtaining approval from the Underwriters, after consultation with the Underwriters with respect to the form and content thereof, which approval shall not be unreasonably withheld or delayed.

      (b)   CHANGE IN APPLICABLE SECURITIES LAWS

            If during the period of distribution of the Underwritten Shares, there shall be any change in the Applicable Securities Laws which, in the opinion of any Underwriter, acting reasonably, requires the filing of a Prospectus Amendment, the Corporation shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file such Prospectus Amendment with the appropriate securities regulatory authority in each jurisdiction where such filing is required.

      (c)   CHANGE IN CLOSING DATE

            If a material change occurs or an undisclosed material fact has arisen or been discovered prior to the Closing Date, then, subject to Paragraph 9, the Closing Date or Over-Allotment Closing Date, as the case may be, shall be, unless the Corporation and the Underwriters otherwise agree in writing or unless otherwise required under the Applicable Securities Laws, the later of:

            (i) the third Business Day following the date on which all applicable filings or other requirements of the Applicable Securities Laws with respect to such material change or change in a material fact have been made or complied with in all relevant jurisdictions and any appropriate receipts obtained for such filings and notice of such filings from the Corporation or its counsel have been received by the Underwriters; and

            (ii) the fifth Business Day following the date upon which the commercial copies of any Prospectus Amendment have been delivered in accordance with Subparagraph 3(c).

            In no event, however, shall the Closing Date be later than December 31, 2004.

      (d)   NOTIFICATION

            During the period commencing on the date hereof until the Underwriters notify the Corporation of the completion of the distribution of the Underwritten Shares, the Corporation will promptly inform the Underwriters of the full particulars of:

            (i) any request of any Canadian Securities Regulator or the SEC for any amendment to the Preliminary Prospectus, the Final Prospectus, the Registration Statement or any Prospectus Amendment or for any additional information in respect of the offering of the Underwritten Shares;

            (ii) the receipt by the Corporation of any material communication, whether written or oral, from any Canadian Securities Regulator, the SEC, either Stock Exchange or any other competent authority, relating to the Final Prospectuses, the Registration Statement or the distribution of the Underwritten Shares;

            (iii) any notice or other correspondence received by the Corporation from any governmental body requesting any information, meeting or hearing relating to the Corporation, the offering, the issue and sale of the Underwritten Shares or any other event or state of affairs, that the Corporation reasonably believes would have a material adverse effect on the business, assets, financial condition, liabilities or operations of the Corporation; or

            (iv) the issuance by any Canadian Securities Regulator, the SEC, either Stock Exchange or any other competent authority, including any other governmental or regulatory body, of any order to cease or suspend trading or distribution of any securities of the Corporation or of the institution, threat of institution of any proceedings for that purpose or any notice of investigation that could potentially result in an order to cease or suspend trading or distribution of any securities of the Corporation.

5.    SERVICES PROVIDED BY UNDERWRITERS AND UNDERWRITING FEE

      In consideration for the Underwriters' services in assisting in the preparation of the Preliminary Prospectuses, the Final Prospectuses, the Registration Statement and any Prospectus Amendments, in distributing the Underwritten Shares, both directly and to other registered dealers as brokers, and in performing administrative work in connection with the distribution of the Underwritten Shares, the Corporation agrees to pay to the Underwriters the Underwriting Fee. The Underwriting Fee shall be payable as provided for in Subparagraph 6(a). The Underwriting

Fee shall be payable by way of set-off of the amount of the Underwriting Fee against, and deduction of the Underwriting Fee from, the Purchase Price.

6.    DELIVERY OF PURCHASE PRICE, UNDERWRITING FEE AND CERTIFICATE

      (a)   DELIVERIES

            The purchase and sale of the Underwritten Shares shall be completed at the Closing Time on the Closing Date and each Over-Allotment Closing Date at the offices of DuMoulin Black, 10th Floor, 595 Howe Street, Vancouver BC V6C 2T5, or at such other place as the Underwriter and the Corporation may agree upon.

            At the Closing Time on the Closing Date and on each Over-Allotment Closing Date, the Corporation shall deliver to Orion, for the benefit of the Underwriters, one or more definitive share certificate(s) representing the Underwritten Shares or Additional Shares, as the case may be, registered in the name of Orion or its nominee, against payment by the Underwriters to the Corporation of the Purchase Price, less the Underwriting Fee, by wire transfer, or if permitted under applicable laws, certified cheque or bank draft (in any case, as may be directed by the Corporation), together with a receipt signed by Orion on behalf of the Underwriters for such definitive certificate(s) and a receipt for the Underwriting Fee.

      (b)   DELIVERY OF CERTIFICATE(S) TO TRANSFER AGENT

            The Corporation shall, prior to the Closing Date, make all necessary arrangements for the exchange of the definitive certificate(s) representing the Underwritten Shares, on the Closing Date, at the principal offices of the Canadian Transfer Agent in the City of Vancouver and the U.S. Transfer Agent in the City of Golden, Colorado for certificates representing such number of Underwritten Shares registered in such names as shall be designated by the Underwriters not less than 48 hours (or 72 hours if the Closing Date is a Monday) prior to the Closing Time.

            The Corporation shall pay all fees and expenses payable to the Canadian Transfer Agent and the U.S. Transfer Agent in connection with the preparation, delivery, certification and exchange of the Underwritten Shares, contemplated by this Subparagraph 6(b) and the fees and expenses payable to the Canadian Transfer Agent and the U.S. Transfer Agent in connection with the initial or additional transfers as may be required in the course of the distribution of the Underwritten Shares.

7.    REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

      The Corporation represents and warrants to each of the Underwriters that, and acknowledges that the Underwriters are relying upon, such representations and warranties in purchasing the Underwritten Shares:

      (a) the Corporation and each of the Material Subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of incorporation and is properly registered under the laws of all jurisdictions in which its business is carried on except where the failure to be so registered would not have a material adverse effect on the business or operations of the Corporation;

      (b) the Corporation is: (i) a reporting issuer not in default in any material respect of any requirement under Canadian Securities Laws; and (ii) has timely filed all documents required to be filed by it under U.S. Securities Laws and is not in default in any material respect of any requirement under U.S. Securities Laws;

      (c) the Corporation has the requisite corporate power, authority and capacity to enter into this Agreement and to perform the transactions contemplated herein and the Corporation and each of its Subsidiaries has the requisite corporate power, authority and capacity to own, lease and to operate its property and assets including licences or other similar rights and to carry on the business customarily carried on by it and has all the requisite corporate power and authority to carry on its business as currently carried on or as currently proposed to be carried on. The Corporation and each of its Subsidiaries is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated except where such non-compliance or failure to obtain such licence, registration or qualification would not have a material adverse effect on the business or operations of the Corporation or any of its Subsidiaries and all such licences, registrations and qualifications are valid and subsisting and in good standing;

      (d) Corporation has authorized share capital consisting of 100,000,000 Common Shares of which 41,643,081 Common Shares and no more are validly issued and outstanding as fully paid and non-assessable on the date hereof. No person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Corporation or any of its Subsidiaries of any unissued shares of the Corporation or any of its Subsidiaries, except as otherwise described in the Final Prospectuses;

      (e) the Corporation is the direct or indirect legal and beneficial owner of all of the issued and outstanding shares of each of the Material Subsidiaries, save that legal title to 0.01% of the issued and outstanding shares of Minera are held by a Mexican individual, and no person, firm or corporation has any agreement, right or option for the purchase from the Corporation or any other person for the purchase of any shares of any of the Material Subsidiaries;

      (f) except as disclosed in the Final Prospectuses, to the best of the Corporation's knowledge, there is no action, proceeding or investigation pending or threatened against the Corporation or any of its Subsidiaries before or by any federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, which is reasonably expected to result in any material change in the business or in the condition (financial or otherwise) of the Corporation or any of its Subsidiaries or their respective properties or assets (taken as a whole), or which questions the validity of any action taken or to be taken by the Corporation or any of its Subsidiaries pursuant to or in connection with this Agreement or as contemplated by the Final Prospectuses;

      (g) since June 30, 2004, there have been no changes in the assets or liabilities of the Corporation from the position thereof as set forth in the financial statements of the Corporation dated as of such date, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to the Corporation and except for changes that are disclosed in the Final Prospectuses;

      (h) the financial statements of the Corporation, including the notes thereto included in the U.S. Final Prospectus and the Registration Statement have been prepared in conformity with Canadian generally accepted accounting principles and have been reconciled to United States generally accepted accounting principles in accordance with the 1933 Act, including the requirements of Form F-10, in each case applied on a consistent basis throughout the periods involved;

      (i) the financial statements of the Corporation as included or incorporated by reference in the Final Prospectuses present fairly in all material respects the financial position of the Corporation as at the dates of such statements;

      (j) the Corporation is not in material violation of, and the execution and delivery of this Agreement and the performance by the Corporation of its obligations under this Agreement will not result in any material breach or violation of, or be in material conflict with, or constitute a material default under, or create a state of facts which after notice or lapse of time, or both, would constitute a material default under any term or provision of the memorandum or articles of the Corporation or any resolution of the directors or shareholders of the Corporation or any material contract, mortgage, note, indenture, joint venture or partnership arrangement, agreement (written or oral), instrument, lease, judgment, decree, order, statute, rule, licence or regulation applicable to the Corporation;

      (k) no approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required of the Corporation in connection with the execution and delivery or with the performance by the Corporation of this Agreement except as disclosed in the Final Prospectuses and compliance with the Applicable Securities Laws with regard to the distribution of the Underwritten Shares in the Qualifying Provinces and the United States;

      (l) this Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law;

      (m) to the knowledge of the Corporation, no securities commission, stock exchange or comparable authority has issued any order preventing or suspending the use or effectiveness of the Preliminary Prospectuses, the Final Prospectuses, the Registration Statement or any Prospectus Amendment or preventing the distribution of the Underwritten Shares in any Qualifying Province or the United States nor instituted proceedings for that purpose and, to the knowledge of the Corporation, no such proceedings are pending or contemplated and any request on the part of the SEC for additional information has been complied with;

      (n) the Corporation is eligible, in accordance with the provisions of National Instrument 44-101, to file a short form prospectus with the Canadian Securities Regulators;

      (o) the Corporation is not, and upon consummation of the transactions contemplated hereby will not be, an "investment company" or an entity "controlled by an investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended;

      (p) the Canadian Transfer Agent has been duly appointed as registrar and transfer agent for the Common Shares in Canada, and the U.S. Transfer Agent has been duly appointed as registrar and transfer agent for the Common Shares in the United States;

      (q) to the knowledge of the Corporation, the Corporation is not a "related issuer" or "connected issuer" (as such terms are defined under the Canadian Securities Laws) of any of the Underwriters;

      (r) the Corporation has prepared and filed with the SEC an appointment of agent for service of process upon the Corporation on Form F-X;

      (s) the Corporation meets the general eligibility requirements for the use of Form F-10;

      (t) as at their respective dates, the Canadian Preliminary Prospectus does, and the Canadian Final Prospectus will, comply in all material respects with the Canadian Securities Laws and, at the time of delivery of the Underwritten Shares to the Underwriters, the Canadian Final Prospectus will comply in all material respects with the Canadian Securities Laws;

      (u) (i) the U.S. Preliminary Prospectus conforms and the U.S. Final Prospectus will conform to the Canadian Preliminary Prospectus and Canadian Final Prospectus, respectively, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10; (ii) the Registration Statement as amended or supplemented, does not and, on the Effective Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the U.S. Preliminary Prospectus and the Corporation's Form F-X comply, and the U.S. Final Prospectus and the Registration Statement, as amended or supplemented, will, on the Closing Date, comply, and if any Additional Shares are purchased on an Over-Allotment Closing Date (if such date is different than the Closing Date), will comply, in all material respects with the 1933 Act; (iv) the U.S. Preliminary Prospectus does not, and the U.S. Final Prospectus, as of their respective dates and with respect to the U.S. Final Prospectus as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) each of the Canadian Preliminary Prospectus contains, and the Canadian Final Prospectus, on its date or on the Closing Date or on an Over-Allotment Closing Date (if such date is different than the Closing Date), contained or will contain full, true and plain disclosure of all material facts required to be stated therein relating to the Corporation, the operations of the Corporation, and the Underwritten Shares, and as of the date of its filing will contain no untrue statement of a material fact and will not omit to state a material fact regarding the Corporation and its business and affairs that is necessary to make any statement therein not misleading in light of the circumstances in which it was made; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information relating to an Underwriter furnished in writing to the Corporation by that Underwriter expressly for use in the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement;

      (v) there are no reports or information that, in accordance with the requirements of the Canadian Securities Regulators or the SEC, must be made publicly available or filed in connection with the offering of the Underwritten Shares that have not been made publicly available or filed as required;

      (w) the delivery by the Corporation of any signed Prospectus Amendment or material change report required to be filed under the Applicable Securities Laws will constitute a representation and warranty by the Corporation to each Underwriter that all the information and statements contained therein (except information and statements relating to the Underwriters) are true and correct and that no material information has been omitted therefrom which is necessary to make the statements contained therein not misleading;

      (x) the Corporation has procured and maintains adequate insurance, in accordance with industry standards for mineral exploration companies which are at a similar stage of development, against all insurable risks reasonably known to the Corporation which are material to the Corporation and its Material Subsidiaries, taken together as a whole;

      (y) except as disclosed in the Final Prospectuses, the Corporation and/or its Material Subsidiaries are the absolute legal (save in respect of subsidiaries incorporated in Mexico where legal title as to 99.99% of the issued and outstanding shares of such Subsidiaries is held by the Corporation and legal title as to 0.01% of the issued and outstanding shares of such Subsidiaries is held by a Mexican individual) and beneficial owners of, and has or have good and marketable title to, all of the material property or assets thereof as described in the Prospectuses (including, without limitation, the Penasquito Project) free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and the Corporation knows of no claim or basis for any claim that might or could adversely affect the right to use, transfer or otherwise exploit such property and assets (including, without limitation, the Penasquito Project) and neither the Corporation nor any of its Material Subsidiaries has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to such property and assets, except as disclosed in the Final Prospectuses;

      (z) the Corporation and/or a Material Subsidiary of the Corporation holds the mining leases, mining claims and exploration agreements relating to the Penasquito Project under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, which are currently sufficient to permit the Corporation and the relevant Material Subsidiary to conduct all exploration and development activities planned for the Penasquito Project and all such leases, claims and exploration agreements have been validly located and recorded in accordance with all applicable laws, except as disclosed in the Final Prospectuses, and each of the documents, agreements and instruments and obligations relating thereto are currently in good standing in the name of the Corporation or the relevant Material Subsidiary;

      (aa) any and all of the agreements and other documents and instruments pursuant to which the Corporation or the relevant Material Subsidiary holds its property and assets (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, neither the Corporation nor any Material Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and there has been no material default under any lease, claim or exploration agreement pursuant to which the Corporation or any Material Subsidiary derives an interest in such property or assets and all assessments and taxes required to be paid with respect to such properties and assets to the date hereof have been paid. The interests of the Corporation and its Material Subsidiaries in, or rights of the Corporation or its Material Subsidiaries to earn an interest in, any property, are not subject to any right of first refusal or purchase or acquisition rights except as disclosed in the Final Prospectuses;

      (bb) the Corporation and each of its Subsidiaries is in compliance in all material respects with each material license and permit held by it and is not in violation of, or in default under, the applicable statutes, ordinances, rules, regulations, orders or decrees (including, without limitation, Environmental Laws (as defined below)) of any governmental entities, regulatory agencies or bodies having, asserting or claiming jurisdiction over it or over any part of its operations or assets;

      (cc) the Corporation and each of its Subsidiaries: (i) is in material compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"); (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as currently conducted; (iii) is in material compliance with all terms and conditions of each such permit, license or approval; (iv) confirms that there have been no past, and to the best knowledge of the Corporation, there are no pending or threatened claims, complaints, notices or requests for information received by the Corporation or any Subsidiary of the Corporation with respect to any alleged material violation of any Environmental Law; and (v) confirms that no conditions exist at, on or under any property now or previously owned or leased by the Corporation or a Subsidiary of the Corporation which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law;

      (dd) neither the Corporation, any Subsidiary of the Corporation, nor to the Corporation's knowledge, any other person, has ever caused or permitted hazardous or toxic waste to be placed, held, located or disposed of on, under or at any lands or premises owned or occupied by the Corporation or any Subsidiary of the Corporation otherwise than in compliance with Environmental Laws and no notice has been received by the Corporation or any Subsidiary of the Corporation of any action or potential liability in respect thereof and, to the knowledge of the Corporation, no civil, criminal or enforcement actions or complaints in respect thereof are threatened, pending or have been commenced against the Corporation or any Subsidiary of the Corporation;

      (ee) there are no environmental audits, evaluations, assessments, studies or tests that were commissioned by the Corporation or any of its Subsidiaries respecting the business, operations, properties or facilities of the Corporation or any of its Subsidiaries except as disclosed to the Underwriters in the letter dated December 10, 2004 from M3 Engineering & Technology Corp. and in Appendix A to the AIF under the heading "The Carmacks Property, Yukon Territory";

      (ff) the Corporation has filed with the British Columbia Securities Commission, the Ontario Securities Commission and the SEC all of the technical reports required to be filed under National Instrument 43-101 or U.S. Securities Laws in respect of each property material to the Corporation and all public disclosure made by the Corporation regarding its properties complies with the requirements of National Instrument 43-101;

      (gg) there has not been any "disagreement" (within the meaning of National Instrument 51-102) with the auditors of the Corporation;

      (hh) the Corporation shall use its best efforts to arrange for the listing and posting for trading of the Underwritten Shares on the Stock Exchanges on or before the Time of Closing;

      (ii) the Corporation shall use the net proceeds of the offering of the Underwritten Shares solely for the purposes described in the Final Prospectuses and the Corporation covenants and agrees that no portion of the net proceeds of the offering of Underwritten Shares may be expended on, or used in connection with the maintenance or development of any of the Corporation's projects other than the Penasquito Project;

      (jj) the books and records of the Corporation and its Subsidiaries made available to the Underwriters, or their respective representatives, in connection with their due diligence investigations are the original or true copies of the books and records of such entities and contain copies of all proceedings required to be contained therein of the directors, shareholders and other securityholders of such entities (or certified copies thereof); and

      (kk) all information relating to the business, assets, liabilities, properties, capitalization or financial condition of the Corporation and its Subsidiaries provided to the Underwriters, or their respective representatives, is true, accurate and complete in all material respects.

8.    CONDITIONS

      The Underwriters' obligations to purchase the Underwritten Shares at the Closing Time is subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement, both as of the date of this Agreement and as of each Closing Time, the performance by the Corporation of its obligations under this Agreement and the following additional conditions:

      (a) the Registration Statement shall have become effective under the 1933 Act prior to the Closing Date (or Over-Allotment Closing Date, as the case may be) or at such later time or on such later date as the Underwriters shall have agreed to in writing and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the SEC and any request for additional information shall have been complied with;

      (b) the Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date (or Over-Allotment Closing Date, as the case may be) in form and substance satisfactory to counsel to the Underwriters, addressed to the Underwriters and counsel to the Underwriters from counsel to the Corporation, DuMoulin Black (or, in the case of the opinions respecting matters in jurisdictions other than British Columbia, local counsel in such jurisdictions) regarding the following matters and such other matters as the Underwriters and their counsel may reasonably request:

            (i) that the Corporation and each of the Material Subsidiaries has been incorporated under the laws of its jurisdiction of incorporation and has not been dissolved and has all requisite corporate power to conduct their respective businesses as described in the Prospectuses and, in the case of the Corporation, to enter into and carry out its obligations under this Agreement and to issue the Underwritten Shares;

            (ii) that the Corporation is the legal and beneficial owner, directly or indirectly, of all of the issued and outstanding shares of each of the Material Subsidiaries;

            (iii) that, subject to reasonable assumptions and qualifications, the execution and delivery of this Agreement, the fulfilment of the terms hereof, the grant of the Over-Allotment Option by the Corporation, the issue, sale and delivery on the Closing Date of the Underwritten Shares by the Corporation or the issue of the Additional Shares on the Over-Allotment Closing Date, as the case may be, do not and will not contravene any laws of the Province of British Columbia or of Canada applicable therein and do not and will not conflict with or result in a breach of, and do not and will not create a state of facts which, after notice or lapse of time, or both, will result in a breach of any of the terms, conditions or provisions of the memorandum, articles or resolutions of the directors or shareholders of the Corporation;

            (iv) that all requisite corporate action has been taken by and on behalf of the Corporation to authorize the creation, issuance and sale of the Underwritten Shares;

            (v) that the authorized capital of the Corporation consists of 100,000,000 Common Shares of which 41,643,081 Common Shares are, and will be as of the Closing Date, issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation;

            (vi) that the Corporation and each of its Material Subsidiaries has all requisite corporate power and authority under the laws of the Province of British Columbia, the laws of the British Virgin Islands and the laws of Mexico, and is qualified to, carry on its business as presently carried on in such jurisdictions and in respect of the Corporation to carry out the transactions contemplated by the Final Prospectuses and any Prospectus Amendment;

            (vii) that all necessary corporate action has been taken by the
                  Corporation to authorize the execution and delivery of each of the Preliminary Prospectuses and the Final Prospectuses and, if applicable, any Prospectus

                  Amendment and the filing of such documents under the Canadian Securities Laws in each of the Qualifying Provinces;

           (viii) that the Corporation is a "reporting issuer" not in default within the meaning of the Securities Act (Ontario) and the Securities Act (British Columbia);

            (ix) that the Underwritten Shares have been duly authorized and validly issued by the Corporation and are outstanding as fully paid and non-assessable shares in the capital of the Corporation;

            (x) that the attributes of the Underwritten Shares, are consistent in all material respects with the descriptions thereof in the Prospectuses;

            (xi) that this Agreement has been duly authorized and executed by the Corporation and constitutes a legal, valid and binding obligation of the Corporation and is enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought; provided that such counsel may express no opinion as to the enforceability of the indemnity provisions and the contribution provisions hereof;

            (xii) that the Underwritten Shares are qualified investments under the Income Tax Act (Canada) and the Regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans;

           (xiii) that the form and terms of the certificates representing the Underwritten Shares meet all legal requirements under the Business Corporations Act (British Columbia) and the rules of the TSX and the form and terms of the certificates representing the Underwritten Shares used for the purposes of listing on the TSX and the American Stock Exchange have been duly approved by the Corporation;

            (xiv) that each of the Canadian Transfer Agent and the U.S. Transfer
                  Agent has been duly appointed as the transfer agent and registrar for the Common Shares in, respectively, Canada and the United States;

            (xv) that no consent, approval, authorization or order, or filing with any court or public, governmental or regulatory agency or body is required for the execution, delivery and performance by the Corporation of this Agreement, or for the consummation by the Corporation of the offering contemplated hereby except as have been made or obtained under the Canadian Securities Laws;

            (xvi) that all documents have been filed and all requisite proceedings have been taken and all approvals, permits, consents and authorizations of the appropriate regulatory authorities under Canadian Securities Laws have been obtained by the Corporation to qualify the Underwritten Shares for distribution in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable laws of the Qualifying Provinces who have complied with such applicable laws;

           (xvii) that the execution and delivery by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated thereby, including the issuance and sale of the Underwritten Shares, will not constitute a violation of, or a breach or default under, the terms of any Material Contract;

           (xviii) the statements in the Final Prospectus under the heading
                  "Canadian Federal Income Tax Considerations" constitute an accurate summary of the principal Canadian federal income tax considerations relating to the acquisition of Underwritten Shares pursuant to the offering;

            (xix) that the Underwritten Shares have been conditionally approved for listing by the TSX; and

            (xx) that nothing (excluding for the purpose of this subsection the financial statements and related schedules and notes thereto and other financial information; or data with respect to mineral resources and reserves contained or incorporated by reference therein upon the authority of an expert in the calculation of mineral resources and reserves, referred to or included therein or omitted therefrom, as to which such counsel need make no statement, has come to the attention of such counsel that would lead them to believe that the Final Prospectuses (including the material incorporated therein by reference) contained or contain an untrue statement of a material fact, within the meaning of the Securities Act (British Columbia), respecting the Corporation or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In giving the opinions contemplated above and the statement referred to in (xx) above, counsel may rely upon opinions of local counsel acceptable to it as to matters related to the Income Tax Act (Canada) and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Corporation's officers and certificates issued by securities commissions, public and stock exchange officials, other governmental agencies and the Corporation's registrar and transfer agent, and such opinions may be subject to usual qualifications and assumptions. In respect of opinions as to matters governed by the laws of provinces other than British Columbia or by the laws of countries other than Canada, such opinions shall be provided as stand-alone opinions of counsel from such other jurisdictions;

      (c) the Underwriters shall have received at the Closing Time an opinion of the Corporation's U.S. counsel, Perkins Smith & Cohen LLP, dated the Closing Date (or Over-Allotment Closing Date, as the case may be) in respect of the following matters and such other matters as the Underwriters and their counsel may reasonably request:

            (i) the Corporation meets the general eligibility requirements for use of Form F-10; the Registration Statement has been declared effective; the Form F-X was filed with the Commission prior to the effectiveness of the Registration Statement; and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

            (ii) assuming that the Canadian Preliminary Prospectus complies as to form in all material respects and has been prepared in accordance with the requirements of all applicable Canadian Securities Laws as interpreted and applied by the Canadian Securities Regulators, including, without limitation,: (A) that there are no documents, reports or other information that in accordance with the requirements of the Canadian Securities Regulators must be filed or made publicly available in connection with the offering of the Underwritten Shares that have not or will not prior to the effective date of the Canadian Final Prospectus have been so filed or made available; and (B) that, other than a form of this Underwriting Agreement, there were no publicly available documents filed with the Canadian Securities Regulators or any other Canadian regulatory authority in connection with the Canadian Final Prospectus: (x) the Registration Statement and the U.S. Final Prospectus, as of its respective effective or issue date (other than the financial statements and related schedules and notes thereto and other financial information, or data with respect to mineral resources and reserves contained or incorporated by reference therein upon the authority of an expert in the calculation of mineral resources and reserves, as to which such counsel need express no opinion) and the Form F-X, complied or comply as to form in all material respects with the applicable requirements of the 1933 Act; and (y) there is no material required to be filed as an exhibit to the Registration Statement by the 1933 Act which has not been so filed;

            (iii) the Underwritten Shares are duly listed, subject to official notice of issuance, on the American Stock Exchange;

            (iv) the information in the U.S. Final Prospectus under the heading "Certain United States Federal Income Tax Considerations", to the extent that it constitutes summaries of legal tax matters or legal conclusions, has been reviewed by such counsel and is correct in all material respects;

            (v) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States court or governmental authority or agency (other than under the 1933 Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Underwritten Shares;

            (vi) the execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Underwritten Shares and the use of the proceeds from the sale of the Underwritten Shares as described in the U.S. Final Prospectus under the caption "USE OF PROCEEDS") do not and the compliance by the Corporation with its obligations under the Underwriting Agreement will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of any United States federal law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, applicable to the Corporation or its subsidiaries of any United States federal government, United States federal government instrumentality or United States federal court having jurisdiction over the Corporation or any subsidiary or any of their respective properties, assets or operations in the United States;

            (vii) the Corporation is not required and, upon the issuance and sale of the Underwritten Shares as herein contemplated and the application of the net proceeds therefrom, as described in the U.S. Final Prospectus, will not be required to register as an "investment company" under the United States Investment Company Act of 1940, as amended;

           (viii) nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data; or data with respect to mineral resources and reserves contained or incorporated by reference therein upon the authority of an expert in the calculation of mineral resources and reserves, referred to or included therein or omitted therefrom, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the U.S. Final Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data or data with respect to mineral resources and reserves contained or incorporated by reference therein upon the authority of an expert in the calculation of mineral resources and reserves included therein or omitted therefrom, as to which such counsel need make no statement), at the time the U.S. Final Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (d) the Underwriters shall have received at the Closing Time a legal opinion dated the Closing Date (or Over-Allotment Closing Date, as the case may be) from the Underwriter's counsel, Cassels Brock & Blackwell LLP, with respect to matters related to the transactions contemplated hereby reasonably requested by the Underwriters. In providing such opinion Cassels Brock & Blackwell LLP shall be entitled to rely on the opinions of local counsel as to matters governed by the laws of jurisdictions other than the laws of Canada and Ontario respectively, and as to matters of fact, on certificates of the Corporation's registrar and transfer agents, public and stock exchange officials and officers of the Corporation. Cassels Brock & Blackwell LLP shall also be entitled to rely upon the opinion of DuMoulin Black with respect to the matters relating to the Corporation;

      (e) the Underwriters shall have received at the Closing Time opinions dated the Closing Date (or Over-Allotment Closing Date, as the case may be) as to the title of Minera to the Penasquito Project and as to the ownership of the shares of Minera and as to the ownership of the shares of the BVI Subsidiaries, in each case in form and content satisfactory to the Underwriters;

      (f) the Underwriters shall have received at the Closing Time a letter dated the Closing Date (or Over-Allotment Closing Date, as the case may be) from PricewaterhouseCoopers LLP addressed to the Underwriters and to the board of directors of the Corporation in form and substance satisfactory to the Underwriters, acting reasonably, confirming the continued accuracy of the comfort letter to be delivered to the Underwriters pursuant to Subparagraph 3(a)(iv) with such changes as may be necessary to bring the information in such letter forward to within two Business Days of the Closing Date (or Over-Allotment Closing Date, as the case may be), which changes shall be acceptable to the Underwriters;

      (g) the Underwriters shall have received at the Closing Time a certificate dated the Closing Date (or Over-Allotment Closing Date, as the case may be) signed by an appropriate officer of the Corporation addressed to the Underwriters and their counsel, with respect to the memorandum and articles of the Corporation, all resolutions of the board of directors of the Corporation relating to this Agreement, the Final Prospectuses and the Registration Statement, the incumbency and specimen signatures of signing officers and with respect to such other matters as the Underwriters may reasonably request;

      (h) the Underwriters shall have received at the Closing Time a certificate dated the Closing Date (or Over-Allotment Closing Date, as the case may be) signed on behalf of the Corporation by the President and Chief Executive Officer of the Corporation or such other officers of the Corporation acceptable to the Underwriters, acting reasonably, addressed to the Underwriters certifying for and on behalf of the Corporation after having made due enquiry and after having carefully examined the Final Prospectuses and the Registration Statement, including all Documents Incorporated by Reference, that:

            (i) since the respective dates as of which information is given in the Final Prospectuses and the Registration Statement as amended by any Prospectus Amendments: (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets or liabilities (contingent or otherwise) or capital of the Corporation; and (B) no transaction has been entered into by the Corporation which is material to the Corporation, other than as disclosed in the Final Prospectuses and the Registration Statement, or any Prospectus Amendments, as the case may be;

            (ii) no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Common Shares or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any of the Applicable Securities Laws or by any other regulatory authority;

            (iii) the Corporation has duly complied with all the terms and conditions of this Agreement on its part to be complied with up to the Closing Time;

            (iv) the representations and warranties of the Corporation contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

            (v) there are no undisclosed contingent liabilities affecting the Corporation or any of its Subsidiaries; and

            (vi) there are no reports or information that, in accordance with the requirements of the Canadian Securities Regulators, must be made publicly available in connection with the sale of the Underwritten Shares that have not been made publicly available as required; there are no documents required to be filed with the SEC as an exhibit to the Registration Statement or with the Canadian Securities Regulators in connection with the Canadian Final Prospectus that have not been filed as required and delivered to the Underwriters; there are no contracts, documents or other materials required to be described or referred to in the

                  Final Prospectuses or the Registration Statement that are not described, or referred to as required and delivered to the Underwriters;

      (i) the principal shareholders (as determined by the Underwriters, acting reasonably), and such of the directors and officers of the Corporation as may be determined by the Underwriters, shall have executed and delivered written undertakings in favour of the Underwriters agreeing not to sell, transfer, assign or otherwise dispose of any securities of the Corporation owned, directly or indirectly, by such persons for a period of 90 days following the Closing Date, without the prior written consent of the Lead Underwriters;

      (j) the Underwriters shall have received at the Closing Time a certificate from the Canadian Transfer Agent dated the Closing Date or Over-Allotment Closing Date, as the case may be, and signed by an authorized officer of such transfer agent, confirming the issued capital of the Corporation;

      (k) the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

      (l) the Underwriters shall have received copies of all required approvals from the Stock Exchanges to permit the completion of the transactions contemplated herein and the conditional listing and posting for trading of the Underwritten Shares on the Stock Exchanges;

      (m) the several obligations of the Underwriters to purchase Additional Shares hereunder which arise after the due exercise of the Option are subject to delivery to the Lead Underwriters, on behalf of the Underwriters, on each Over-Allotment Closing Date and dated as of such Over-Allotment Closing Date, of such documents and opinions as they may reasonably request with respect to the good standing of the Corporation, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares; and

      (n) the Underwriters and counsel for the Underwriters shall have received from the Corporation such further certificates, documents and other information as they may have reasonably requested.

9.    TERMINATION RIGHTS

      (a)   (i)   LITIGATION

                  If any enquiry, action, suit, investigation or other proceeding, whether formal or informal, is instituted, threatened or publicly announced or any order is made under or pursuant to any statute or by any federal, provincial or other governmental authority, commission, board, bureau, agency or instrumentality (including, without limitation, any Stock Exchange, Canadian Securities Regulator, the SEC or any other securities regulatory authority) in relation to the Corporation or the Corporation's directors or officers which, in the sole opinion of an Underwriter, operates to prevent or restrict materially the distribution or trading of the Underwritten Shares or which, in the sole opinion of an Underwriter, adversely impacts the marketability of the Underwritten Shares in a material manner; or

            (ii)  REGULATORY OUT

                  If any law or regulation is enacted or proposed or changed that, in the sole opinion of an Underwriter, operates to prevent or restrict materially the distribution or trading of the Corporation's Common Shares or which, in the sole opinion of an Underwriter, adversely impacts or may materially adversely affect the marketability of the Corporation's Common Shares in a material manner; or

            (iii) DISASTER OUT

                  If there should develop, occur or come into effect or existence any occurrence of national or international consequence or any action, governmental law or regulation, enquiry or other occurrence, whether in any financial market or otherwise, of any nature whatsoever, including, without limiting the generality of the foregoing, any military conflict, civil insurrection, or any terrorist action (whether or not in connection with such conflict or insurrection) which, in the sole opinion of an Underwriter, materially adversely affects or may materially adversely affect the financial markets in Canada or the United States, the marketability of the Underwritten Shares, or the business of the Corporation;

            (iv)  MATERIAL CHANGE

                  There should occur or be announced by the Corporation any material change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or financial condition of the Corporation or a change in any material fact or if there should be discovered any previously undisclosed material change or material fact (other than a material fact related solely to any of the Underwriters) required to be disclosed in the Preliminary Prospectuses or Final Prospectuses or if there should occur a change (other than a change related solely to any of the Underwriters) in a material fact contained in the Preliminary Prospectuses or the Final Prospectuses, in each case which, in the sole opinion of an Underwriter, prevents or restricts trading in the distribution of the Corporation's common shares or has or may have a materially adverse effect on the market price or value of the Underwritten Shares or the marketability of the Underwritten Shares or the Corporation's common shares generally.

            Each Underwriter shall be entitled, at its sole option, in accordance with Subparagraph 9(c), to terminate its obligations under this Agreement, by notice to the Corporation, at any time at or prior to the Closing Time or Over-Allotment

            Closing Date, as applicable.

      (b)   CONDITIONS

            The Corporation agrees that that all terms and conditions of Paragraph 8 shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use all reasonable commercial efforts to cause such conditions to be complied with, and that any breach or failure by the Corporation to comply with any such conditions shall entitle an Underwriter to terminate its obligations under this Agreement by notice to that effect given to the Corporation at or prior to the Closing Time on the Closing Date or any Over-Allotment Closing Date, unless otherwise expressly provided in this Agreement. The Underwriters may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon an Underwriter only if such waiver or extension is in writing and signed by such Underwriter.

      (c)   EXERCISE OF TERMINATION RIGHTS

            The rights of termination contained in Subparagraphs 9(a)(i),(ii),
            (iii) and (iv) are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event that an Underwriter exercises such rights of termination, there shall be no further liability on the part of such Underwriter to the Corporation or on the part of the Corporation to such Underwriter except in respect of any liability that may have arisen or may later arise under Paragraphs 10, 11 and 15.

10.   INDEMNITY

      (a)   INDEMNITY

            The Corporation will indemnify and save harmless each of the Underwriters and their respective affiliates (which shall include, without limitation, the U.S. Dealers) and each of their respective directors, officers, employees and agents from and against all liabilities, claims, losses (other than loss of profits), reasonable costs, damages and reasonable expenses (including, without limitation any legal fees or other expenses reasonably incurred by an Underwriter in connection with defending or investigating any such action or claim) (a "CLAIM") in any way caused by, or arising directly or indirectly from, or in consequence of:

            (i) any information or statement (except any statement relating solely to the Underwriters and provided by an Underwriter for use therein) contained in this Agreement, the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement, including the Documents Incorporated by Reference, or any Prospectus Amendment or supplements which, at the time and in the light of the circumstances under which it was made, contains or is alleged to contain a misrepresentation;

            (ii) any omission or alleged omission to state in the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement, including the Documents Incorporated by Reference, or any Prospectus Amendment or supplements thereto, any fact (except facts relating solely to an Underwriter and provided by the Underwriter expressly for use therein), whether material or not, regarding the Corporation and its business and affairs that is necessary to make any statement therein not misleading (in the case of the Preliminary Prospectuses and Final Prospectuses) in light of the circumstances in which it was made;

            (iii) any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement or omission or alleged statement or omission regarding facts relating solely to an Underwriter and provided by the Underwriter expressly for use therein) in the Preliminary Prospectuses, the Final Prospectuses or the Registration Statement, including the Documents Incorporated by Reference, or any Prospectus Amendment or supplements thereto or based upon any failure to comply with the Applicable Securities Laws (other than any failure or alleged failure to comply by the Underwriters), preventing or restricting the trading in or the sale or distribution of the Underwritten Shares in any of the Qualifying Provinces or the United States;

            (iv) the non-compliance or alleged noncompliance by the Corporation with any of the Applicable Securities Laws, including, in the case of the Corporation, the Corporation's non-compliance with any statutory requirement to make any document available for inspection; or

            (v) any breach by the Corporation of its representations, warranties, covenants or obligations to be complied with under this Agreement.

            In no event shall this indemnity enure to the benefit of an Underwriter, if (i) a court of competent jurisdiction in a final judgment determines that the Claim in respect of which indemnification is sought is a result of or arises out of the recklessness or willful misconduct of such Underwriter; or (ii) a copy of the Final Prospectuses (as then amended or supplemented, if the Corporation shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of an Underwriter to a person asserting any such losses, claims, damages or liabilities, if required by law so to have been delivered by the Underwriters to such person, at or prior to the written confirmation of the sale of the Underwritten Shares to such person, and if the Final Prospectuses (as so amended or supplemented) delivered to the Underwriters a reasonable amount of time in advance of such confirmation would have cured the defect giving rise to such losses, claims, damages or liabilities.

      (b)   NOTIFICATION OF CLAIMS

            If any Claim is asserted against any person or company in respect of which indemnification is or might reasonably be considered to be provided, such person or company (the "INDEMNIFIED PARTY") will notify the Corporation as soon as possible of the nature of such Claim (but the omission so to notify the Corporation of any potential Claim shall not relieve the Corporation from any liability which it may have to any Indemnified Party and any omission so to notify the Corporation of any actual Claim shall affect the Corporation's liability only to the extent that it is materially prejudiced by that failure). Subject to Subparagraph 10(d), the Corporation shall be entitled to participate in and, to the extent that it wishes, to assume the defense of any suit brought to enforce such Claim; provided, however, that the defense shall be conducted through legal counsel acceptable to the Indemnified Party, acting reasonably, that no settlement of any such Claim or admission of liability may be made by the Corporation or the Indemnified Party without the prior written consent of the other parties, acting reasonably, and the Corporation shall not be liable for any settlement of any such Claim unless it has consented in writing to such settlement. The Corporation shall not settle any Claim, or compromise a consent to any judgment unless such settlement, compromise or judgment: (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

      (c)   RIGHT OF INDEMNITY IN FAVOUR OF OTHERS

            With respect to any Indemnified Party who is not a party to this Agreement, the Indemnified Parties who are party to this Agreement shall obtain and hold the rights and benefits of this paragraph in trust for and on behalf of such Indemnified Party.

      (d)   RETAINING COUNSEL

            In any Claim, the Indemnified Party shall have the right to retain other counsel to act on its behalf, provided that the reasonable fees and disbursements of such counsel shall be paid by the Indemnified Party unless (i) the Corporation fails to assume the defense of such suit on behalf of the Indemnified Party within 10 days of receiving written notice of such suit; (ii) the Corporation and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or (iii) the named parties to any such Claim (including any added third or impleaded party) include the Indemnified Party and the Corporation and the Indemnified Party shall have been advised by counsel that the representation of all parties by the same counsel would be inappropriate due to the actual or potential differing interests between them. In no event shall the Corporation be liable to pay the fees and disbursements of more than one firm of separate counsel for all Indemnified Parties and, in addition, one firm of local counsel in each applicable jurisdiction.

11.   CONTRIBUTION

      (a)   CONTRIBUTION BY THE CORPORATION

            In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Paragraph 10 is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any Claim, the Corporation (the "INDEMNIFIER") and each Underwriter shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by the Corporation as a result of such Claim in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other hand from the offering of the Underwritten Shares; or if this allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Corporation on the one hand and the Underwriters on the other hand in connection with the information, statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in Paragraph 10 which resulted in such Claim, as well as any other relevant equitable considerations.

            The relative benefits received by the Corporation on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds (net of the fee payable to each Underwriter but before deducting expenses (to the extent that such expenses are payable by the Corporation pursuant to Paragraph
            15)) received by the Corporation from the issue and sale of the Underwritten Shares bears to the fee received by each Underwriter, in each case, as set out in the table on the face page of the Final Prospectuses and in Paragraph 12 hereof. The relative fault of the Corporation on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the information, statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in Paragraph 10 which resulted in such Claim relates to information supplied by or steps or actions taken or done by or on behalf of the Corporation or to information supplied by or steps or actions taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in Paragraph 10. The amount paid or payable by an Indemnified Party as a result of the Claim referred to above shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim, whether or not resulting in any such action, suit, proceeding or claim. The Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Paragraph 11 were determined by any method of allocation which does not take into account the equitable considerations referred to immediately above.

            A person who is engaged in any fraud, fraudulent misrepresentation, recklessness or gross negligence shall not, to the extent that a court of competent jurisdiction in a final judgment determines that the Claim was caused by that activity, be entitled to claim contributions therefor from any person who is not engaged in that fraud, fraudulent misrepresentation, recklessness or gross negligence.

      (b)   RIGHT OF CONTRIBUTION IN ADDITION TO OTHER RIGHTS

            The rights to contribution provided in this Paragraph 11 shall be in addition to and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise at law.

      (c)   CALCULATION OF CONTRIBUTION

            In the event that a court of competent jurisdiction in a final judgment determines that an Indemnifier is entitled to contribution from one or more of the Underwriters under the provisions of any statute or at law, the Indemnifier shall be limited to contribution in an amount not exceeding the lesser of:

            (i) the portion of the full amount of the loss or liability giving rise to such contribution for which an Underwriter is responsible, as determined in Subparagraph 11(a), and

            (ii) the amount of the fee actually received by the Underwriter from the Corporation under this Agreement.

      (d)   NOTICE OF CLAIM FOR CONTRIBUTION

            Notification to the Corporation of a Claim pursuant to Subparagraph 10(b) shall be deemed to also constitute notice to the Corporation that a claim for contribution by the Underwriters may arise and omission to so notify shall have similar effect.

      (e)   RIGHT OF CONTRIBUTION IN FAVOUR OF OTHERS

            The Corporation hereby acknowledges and agrees that, with respect to Paragraphs 10 and 11 hereof, each Underwriter is contracting on its behalf and as agent for its affiliates and for its and its affiliates' directors, officers, employees and agents (collectively, the "BENEFICIARIES"). In this regard the Underwriter shall act as trustee for the Beneficiaries of the Corporation's covenants under Paragraphs 10 and 11 hereof with respect to the Beneficiaries and accept these trusts and shall hold and enforce the covenants on behalf of the Beneficiaries.

12.   SEVERAL OBLIGATIONS

      (a) The obligations of the Underwriters to purchase the Underwritten Shares at the Closing Time shall be several and not joint, and the percentage of the Shares which each of the Underwriters shall be severally obligated to purchase is as follows:

Orion Securities Inc.                      45%
CIBC World Markets Inc.                    45%
Kingsdale Capital Markets Inc.             10%
                                          ---
                                          100%
                                          ---

      (b) If Kingsdale Capital Markets Inc. shall fail or refuse to purchase its applicable percentage of the Underwritten Shares at the Closing Time, the other Underwriters shall be obligated to purchase severally the Underwritten Shares not taken up, on a pro rata basis or as they may otherwise agree as between themselves. In the event that either or both of the Lead Underwriters shall fail or refuse to purchase its applicable percentage of the Underwritten shares at the Closing Time, the other Underwriters shall have the right, but not the obligation, to purchase severally the Underwritten shares not taken up, on a pro rata basis or as they may otherwise agree amongst themselves. In the event that such right is not exercised, the Underwriter or Underwriters that is or are willing and able to purchase its or their respective percentage of the Underwritten Shares shall be relieved, without liability, of its or their obligations to purchase its or their respective percentage of the Underwritten Shares.

      (c) Notwithstanding anything contained in Subparagraph 12(b), nothing in this Paragraph 12 shall oblige the Corporation to sell to the Underwriters less than all of the Underwritten Shares issuable on a Closing Date or Over-Allotment Closing Date, as the case may be. In addition, nothing contained in Paragraph 12 shall relieve from responsibility to the Corporation any one of the Underwriters who shall default in its obligation to purchase its respective percentage of the Underwritten Shares issuable on a Closing Date or Over-Allotment Closing Date, as the case may be.

13.   AUTHORITY TO ORION

      All steps which must or may be taken by the Underwriters in connection with this Agreement, including any agreement to amend this Agreement, but with the exception of steps contemplated by Paragraph 9, may be taken by Orion on the Underwriters' behalf, after consultation with the other Underwriters, and this is the authority to the Corporation for accepting notification of any such steps from Orion on their behalf without any further investigation or inquiry.

14.   SEVERABILITY

      If any provision of Paragraph 10 or Paragraph 11 is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

15.   EXPENSES

      Whether or not the transactions contemplated by this Agreement shall be completed, all expenses incurred by the Corporation and the Underwriters of, or incidental to, the issue, sale and delivery of the Underwritten Shares and all expenses of or incidental to all other matters in connection with the transaction set out in this Agreement shall be borne by the Corporation including, without limitation, fees and expenses payable in connection with the qualification of the Underwritten Shares, the reasonable fees of Canadian, United States and Mexican counsel to the Underwriters plus disbursements and goods and services tax, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Underwritten Shares, all fees and disbursements of counsel to the Corporation, local counsel and U.S. counsel, all fees and expenses of the Corporation's auditors, reasonable fees and expenses relating to the marketing of the Underwritten Shares (including, without limitation, "road shows"; marketing meetings, marketing documentation and institutional investor meetings) and all reasonable out-of-pocket expenses of the Underwriters (including the Underwriter's travel expenses in connection with due diligence, marketing meetings and "road shows") and all costs incurred in connection with the preparation and printing of the Preliminary Prospectuses, Final Prospectuses, Registration Statement, Prospectus Amendments and certificates representing the Underwritten Shares. All amounts to be paid under this Paragraph 15 shall be paid forthwith upon receiving an invoice therefor.

16.   RESTRICTIONS ON SALES

      Unless this Agreement is terminated in accordance with its terms or the Closing does not occur on the Closing Date, the Corporation shall not for a period of 90 days after the Closing Date: (i) offer, pledge, sell, contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, Common Shares of the Corporation or any securities convertible into or exercisable or exchangeable for Common Shares; or
(ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or such other securities, whether any such transaction described in clause (i) or (ii) of this paragraph is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, other than the Underwritten Shares offered pursuant to the transactions contemplated by this Agreement, without the prior consent of the Underwriters, acting reasonably. The foregoing restrictions shall not apply with respect to issuances of securities by the Corporation in connection with (i) the exercise of currently outstanding employee and director compensation securities or similar liabilities; (ii) the satisfaction of outstanding instruments or contractual commitments that have been publicly disclosed including options, warrants and other convertible securities and any rights which have been granted or issued prior to the Closing Date, subject to any necessary regulatory approval; (iii) the grant of options pursuant to and in accordance with the Corporation's stock option plan; or (iv) pursuant to any bona fide arm's length acquisition of a business, whether by way of purchase of shares or assets, merger, plan of arrangement, amalgamation or otherwise, provided that the shares issued does not exceed 10% of the common shares of the Corporation outstanding immediately following the completion of the issuance of the Underwritten Shares. For greater certainty, nothing contained in this Paragraph 16 shall be construed to in any way limit the ability of the Corporation from issuing, transferring or otherwise dealing with any securities of the Corporation if this Agreement is terminated in accordance with its terms or the Closing does not occur on the Closing Date. In addition, the Corporation agrees that, until December 31, 2004, the Underwriters shall have the exclusive right to act as the Corporation's underwriters in respect of any public offering or private placement of common shares.

17.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The respective representations, warranties, obligations and agreements of the Corporation and the Underwriters contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Underwritten Shares shall survive the purchase of the Underwritten Shares and shall continue in full force and effect unaffected by any subsequent disposition of the Underwritten Shares by the Underwriters or the termination of the Underwriter's obligations and shall not be limited or prejudiced by any investigation made by or on behalf of an Underwriter or the Corporation, or any officer, director or controlling person of the Corporation in connection with the preparation of the Preliminary Prospectuses, Final Prospectuses or Registration Statement or the distribution of the Underwritten Shares for a period of three years from the date hereof.

18.   TIME OF THE ESSENCE

      Time shall be of the essence of this Agreement.

19.   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in Ontario.

20.   SUCCESSORS

      This Agreement shall enure to the benefit of, and be binding on, the parties to this Agreement and any of their respective successors.

21.   NOTICE

      Unless otherwise expressly provided in this Agreement, any notice, statement, request or other communication to be given under this Agreement (a "NOTICE") shall be in writing addressed to:

                        (i)   the Corporation at:

                              Western Silver Corporation
                              1550 - 1185 West Georgia St.
                              Vancouver BC  V6E 4E6

                              Attention: Mr. Dale Corman
                              Fax: (604) 688-4670
                              with a copy to:

                              DuMoulin Black
                              10th Floor - 595 Howe Street
                              Vancouver BC V6C 2T5

                              Attention: Mr. Corey M. Dean
                              Fax: (604) 687-8772

                              and to:

                              Perkins Smith & Cohen LLP
                              One Beacon Street
                              Boston, MA 02108

                              Attention: Mr. Jonathan C. Guest
                              Fax: (617) 854-4040

                        (ii)  the Underwriters at:

                              Orion Securities Inc.
                              181 Bay Street
                              BCE Place
                              Suite 3100, P.O. Box 830
                              Toronto ON M5J 2T3

                              Attention: Mr. Douglas Bell
                              Fax: (416) 848-3699

                              - and -

                              CIBC World Markets Inc.
                              400 Burrard Street, 12th Floor
                              Vancouver, B.C.
                              V6C 3A6

                              Attention: Mr. Ted Hirst
                              Fax: (604) 891-6330

                              - and -

                              Kingsdale Capital Markets Inc.
                              Scotia Plaza
                              40 King Street West, Suite 36700
                              Toronto, ON
                              M5H 3Y2

                              Attention: Mr. Robert A. Carbonaro

                             Fax: (416) 867-4566

                             with a copy (which shall not constitute notice) to:

                             Cassels Brock & Blackwell LLP
                             Scotia Plaza, Suite 2100
                             40 King Street West
                             Toronto, Ontario

                             M5H 3C2

                             Attention: Mr. Jeffrey P. Roy
                             Fax: (416) 640-3164

or to such other address as any of the parties may designate by notice given to the others.

      Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and: (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

22.   COUNTERPARTS AND BY FACSIMILE

      This Agreement may be executed by any one or more of the parties to this Agreement in any number of counterparts, and may be delivered by facsimile, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and, except as incorporated by reference above, there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement unless signed by each party and purporting to be an amendment to this Agreement.

      If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning them to Orion Securities Inc., facsimile number: 416-594-8848, upon which this letter as so accepted shall constitute an Agreement among us.

                                         Yours very truly,

                                         ORION SECURITIES INC.

                                         By: "Douglas Bell"
                                             __________________________________
                                             Douglas Bell

                                         CIBC WORLD MARKETS INC.

                                         By: "Ted Hirst"
                                             __________________________________
                                              Ted Hirst


                                         KINGSDALE CAPITAL MARKETS INC.

                                         By: "Cameron Prange"
                                             __________________________________
                                             Cameron Prange


The foregoing is accepted and agreed to as of the date first above written.



                                         WESTERN SILVER CORPORATION


                                         By: "Jeffery Giesbrecht"
                                              __________________________________
                                              Jeffery Giesbrecht